As filed with the Securities and Exchange Commission on January 3, 2003

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (date of earliest event reported): January 1, 2003

FLORIDA POWER CORPORATION
(Exact name of registrant as specified in its charter)

Florida	1-3274	59-0247770
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 Central Avenue
St. Petersburg, Florida 33701
Telephone: (727) 820-5151
(Address of principal executive offices, and telephone number)

The address of the registrant has not changed since the last report.

ITEM 5.        OTHER EVENTS

ASSUMED NAME FILING.  As of January 1, 2003, Florida Power Corporation began doing business under the assumed name “Progress Energy Florida, Inc.” No changes to Florida Power Corporation’s Articles of Incorporation resulted from its use of an assumed name and its legal name remains Florida Power Corporation.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLORIDA POWER CORPORATION Registrant

By:	/s/ Peter M. Scott III
Peter M. Scott III Executive Vice President and Chief Financial Officer
Date: January 3, 2003

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